AMENDED, RESTATED AND SUBSTITUTED MORTGAGE NOTE

$14,500,000.00                                              Louisville, Kentucky
                                                               November 15, 1995


      FOR VALUE RECEIVED, THE UNDERSIGNED PLAINVIEW APARTMENTS, L.P., a South Carolina limited partnership (the "Maker") promises to pay to the order of NTS-Plainview Associates, a Kentucky limited partnership, its successors and assigns (the "Holder") the principal sum of FOURTEEN MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($14,500,000.00), together with interest on the principal balance of this Mortgage Note (the "Note"), from time to time remaining unpaid, from the date of disbursement by Holder hereof at the applicable interest rate hereinafter set forth, together with all other sums due hereunder or under the terms of the Mortgage (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of such payment. Both principal and interest and all other sums due hereunder shall be payable at the office of Banker Financial Group, 642 South Fourth Avenue, Louisville, Kentucky 40202, or at such other place either within or without the Commonwealth of Kentucky, as Holder hereof may from time to time designate. Said principal and interest shall be paid over a term, at the times, and in the manner set forth below, to wit:

Deferred Interest:

      In addition to the face principal amount hereof, this Note further evidences the obligation of the Maker to pay the Holder the "Deferred Interest," and accrued and unpaid interest thereon, under and as defined in the Prior Note (as hereinafter defined), in the aggregate amount of Eight Hundred Thirty-Six Thousand One Hundred Fifty-One and 57/100 Dollars ($836,151.57) as of the date hereof (the "Deferred Interest"). The Deferred Interest shall bear interest at the rate applicable to, and be due and payable to Holder on the Maturity Date with the outstanding principal balance of this Note.

Payment Provision:

      (i) Interest accrued on the unpaid principal balance of this Note and on the Deferred Interest, from the date of disbursement hereof at the rate of 9.33% per annum, shall be due and payable on November 15, 1995.

      (ii) Thereafter, installments of interest only on the unpaid principal balance of this Note and the Deferred Interest at the rate of 9.33% per annum, shall be due and payable in One Hundred Seventy-Nine (179) consecutive monthly installments commencing on December 15, 1995 and continuing on the fifteenth day of each calendar month thereafter, with each such installment to be in the sum of One Hundred Nineteen Thousand Two Hundred Thirty-Eight and 58/100 Dollars ($119,238.58).

Maturity:

      The unpaid principal balance of this Note and all accrued unpaid interest thereon, if not sooner paid, shall be due and payable in full on November 15, 2010 (the "Maturity Date").

Application of Payments:

      All payments shall be applied first to the payment of accrued unpaid interest on this Note, then to the accrued unpaid interest on the Deferred Interest, and the balance, if any, shall be applied first to the reduction of the outstanding principal balance of this Note, and then to the unpaid balance of the Deferred Interest. Interest due hereunder shall be calculated on the basis of a 360-day year composed of twelve 30-day months; provided, however, in no event shall such calculation cause the interest payable under the terms of this Note to exceed the maximum rate of interest permitted under applicable law.

Late Payment Charge:

     The Holder of this Note may collect a late payment charge, prior to the acceleration of this Note, in an amount equal to five percent (5%) of the aggregate monthly installment which is not paid on the due date, for the purpose of covering the extra expenses involved in handling delinquent installments.
Any full payment of principal and/or interest which is correctly addressed, bears adequate first class postage and is postmarked by the United States Postal Service on or before the due date shall not be considered delinquent and a late payment charge shall not be assessed.

Prepayment:

      (A) Except as hereinafter provided, Maker shall not have the right to prepay all or any part of the obligations evidenced by this Note at any time. Maker shall have the right to prepay, in full but not in part, the obligation evidenced by this Note upon giving (i) not less than forty-five (45) days' prior written notice to Holder of Maker's intention to so prepay this Note, and (ii) payment to Holder of the Prepayment Premium (as hereinafter defined), if any, then due to Holder as hereinafter provided. As used herein, the term "Prepayment Premium" shall mean the greater of (i) one percent (1%) of the outstanding principal balance of, and other obligations evidenced by this Note at the time of prepayment or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under this Note from the date of prepayment to the Maturity Date and (b) the present value of the amount of principal and interest of, and other obligations evidenced by this Note due on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of this Note and of the Deferred Interest as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at a sum equal to the product of (a) the difference between the Note rate then in effect on this Note and the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note (as hereinabove defined) as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Holder) on the fifth (5th) business day preceding the date of prepayment expressed as a decimal equivalent, Maker shall be obligated to prepay this Note on the date set forth in the notice to Holder required hereinabove, after such notice has been delivered to Holder, (b) the outstanding principal balance of this Note and of the Deferred Interest as of the date immediately preceding the date on which prepayment occurs, and (c) the quotient (rounded to the nearest one-hundredth) arrived at by dividing the number of days from and including the date of prepayment to the Maturity Date by 365. Maker shall be obligated to prepay the obligations evidenced by this Note on the date set forth in the notice to Holder required hereinabove, after such notice has been delivered to Holder. Notwithstanding the foregoing or any other provision herein to the contrary, if Holder elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the principal balance of this Note in the manner provided in the Mortgage (as hereinafter defined), no Prepayment Premium shall be due or payable as a result of such application and the monthly installments due and payable hereunder shall be reduced accordingly.

      (B)   In the event the Maturity Date of the indebtedness evidenced by this
Note is accelerated by Holder hereof at any time due to a default by Maker in the terms, covenants or conditions contained in this Note, the Mortgage or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance and all accrued unpaid interest on and other obligations evidenced by this Note made by Maker, or by anyone on behalf of Maker, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Holder of a Prepayment Premium equal to the applicable

Prepayment Premium as set forth in paragraph (A) above; provided, however, that in the event such Prepayment Premium is construed to be interest under the laws of the Commonwealth of Kentucky in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

      (C) Notwithstanding the foregoing, Maker shall be obligated to make a Mandatory Prepayment of a portion of the outstanding principal balance of this Note, without payment of a Prepayment Premium, under the circumstances contemplated by and as defined in paragraph 18(c) of that certain mortgage loan commitment letter dated August 11, 1995, as amended October 1, 1995 ("Commitment Letter"), between Maker and Holder, the terms of which are incorporated herein by reference. The monthly installments of principal to be paid in satisfaction of the Mandatory Prepayment shall commence on the fifteenth (15) day of the month next following the date on which Holder gives to Maker written notice that a Determination of Disposition (as defined in the "Commitment Letter") has occurred.

Additional Conditions:

      This Note is secured by an Amended, Restated and Substituted Second Mortgage, Security Agreement and Fixture Financing Statement (hereinafter referred to as the "Mortgage") and by an Amended, Restated and Substituted Assignment of Leases, Rents and Profits (hereinafter referred to as the "Assignment") of even date herewith encumbering certain real property located in the County of Jefferson, Commonwealth of Kentucky and other property as more particularly described in the Mortgage (hereinafter collectively referred to as the "Property"). The Mortgage and the Assignment contain terms and provisions which provide grounds for acceleration of the indebtedness evidenced by this Note together with additional remedies in the event of default hereunder or thereunder. Failure on the part of Holder hereof to exercise any right granted herein or in the aforesaid Mortgage or the Assignment shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof. This Note, the Mortgage, the Assignment and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are hereinafter collectively referred to as the "Loan Documents".

      Except as herein otherwise provided, all parties to this Note, including endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand and of nonpayment or dishonor and of protest, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal and interest of this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by Holder, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to Holder of this Note.

      If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney for collection, whether by suit or otherwise, at any time, or from time to time, Maker shall be liable to Holder, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees (as hereinafter defined).

Default:

      If default shall be made in the payment of principal and/or interest as stipulated above or in the payment of any other sums due hereunder or under any of the other Loan Documents, or should any default be made in the performance of any of the terms, covenants and conditions contained herein or in any of the otherr Loan Documents, then in any or all of such events, at the option of Holder, the entire outstanding principal balance of and other obligations evidenced by this Note, together with all accrued unpaid interest thereon and all other sums advanced by Holder on behalf of Maker shall become and be immediately due and payable then or thereafter as Holder may elect, regardless of the Maturity Date hereof. All such amounts shall bear interest after maturity, by acceleration or otherwise at the lesser of either (i) the highest rate of interest then allowed by the laws of the Commonwealth of Kentucky or, if controlling, the laws of the United States, or (ii) the then applicable interest rate of this Note plus five hundred (500) basis points.

      During the existence of any default, Holder may apply any sums received, including but not limited to, insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Holder may determine. Neither the right nor the exercise of the right herein granted unto Holder to apply such proceeds as aforesaid shall preclude Holder from exercising its option to cause the entire indebtedness evidenced by this Note to become immediately due and payable by reason of Maker's default under the terms of this Note or any of the other Loan Documents.

      Notwithstanding any provisions herein to the contrary, Holder's right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, with respect to any Non-Monetary Default (as hereinafter defined), Holder giving Maker written notice of such Non-Monetary Default and a thirty (30) day period after the date of such notice within which to cure such Non-Monetary Default, unless such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period, in which event Maker shall have an extended period of time to complete cure, provided that action to cure such Non-Monetary Default is commenced within said thirty (30) day period and Maker is, in Holder's sole judgment, not diminishing nor impairing the value of the Property, and is diligently pursuing a cure to completion. Any notice required hereunder shall be given as provided in the Mortgage. Holder shall have no obligation to give Maker notice of, or any period to cure any Monetary Default (as hereinafter defined) or any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby and to declare the same to be immediately due and payable and exercise all other rights and remedies herein granted or otherwise available to Holder at law or in equity. As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money including, but not limited to, the payment of principal and interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the Mortgage. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean
(i) any voluntary or involuntary sale, assignment, mortgaging or transfer in violation of the covenants of the Mortgage; or (ii) if Maker, or any person or entity comprising Maker, should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

      Notwithstanding any provision of this Note to the contrary, during any period of default and regardless of any cure period applicable to such default, in each instance under this Note, the Mortgage, or any of the other Loan Documents in which either (i) Maker is permitted to take an action without Holder's prior written consent or (ii) Holder's consent is to be exercised reasonably, Holder's consent shall be required and shall be granted or withheld in Holder's sole and absolute discretion.

Savings Clause; Severability:

     Notwithstanding any provisions herein or in the Mortgage to the contrary, the total liability for payments in the nature of interest including but not limited to Prepayment Premiums, default interest and late fees shall not exceed the limits imposed by the laws of the Commonwealth of Kentucky or the United States of America relating to maximum allowable charges of interest. Holder shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event Holder ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by this Note. If the unpaid principal balance of such indebtedness is paid in full, any remaining excess shall be forthwith paid to Maker. If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

Exculpation:

      The liability of Maker with respect to the payment of principal and interest hereunder shall be "non-recourse" and, accordingly, Holder's source of satisfaction of said indebtedness and Maker's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Holder's receipt of the rents, issues, and profits from the Property and Holder shall not seek to procure payment out of any other assets of Maker, or any person or entity comprising Maker, nor to seek judgment for any sums which are or may be payable under this Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Mortgage. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the other Loan Documents or be deemed to preclude Holder from exercising its rights to foreclose the Mortgage or to enforce any of its other rights or remedies under the Loan Documents.

      Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Maker's continued personal liability for:

      (1) fraud or misrepresentation made in or in connection with this Note or any of the other Loan Documents governing, securing or pertaining to the payment hereof;

      (2) failure to pay taxes, assessments, charges for labor or materials or any other charges which may create liens on any portion of the Property;

      (3) the misapplication of (i) proceeds of insurance covering any portion of the Property; or (ii) proceeds of the sale or condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Maker subsequent to the date on which Holder makes written demand therefor pursuant to any Loan Documents;

      (4) causing or permitting waste to occur on, in or about the Property and failure to maintain the Property, excepting ordinary wear and tear;

      (5) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Holder;

      (6) the return to Holder of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

      (7) the return of, or reimbursement for, all personalty owned by Maker taken from the Property by or on behalf of Maker, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the personalty so removed;

      (8) (i) any and all costs incurred in order to cause the Property to comply with the Accessibility Laws (as defined in the Mortgage), and (ii) any indemnity or other agreement to hold Holder harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising under Paragraph 3 of the Mortgage regarding accessibility for the disabled or handicapped, or under the separate Accessibility Laws Indemnity of even date herewith executed by Maker. Maker shall not be liable hereunder for compliance with any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Holder's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the Mortgage, provided that such transferee assumes all obligations pertaining to Accessibility Laws pursuant to the Loan Documents;

      (9) all court costs and reasonable attorneys' fees actually incurred which are provided for in this Note or in any other Loan Document governing, securing, or pertaining to the payment of this Note; and

      (10) (i) the removal of any chemical, material or substance in excess of legal limits, exposure to which is prohibited, limited, and required to be removed by any Federal, state, county, regional or local authority which may or could pose a hazard to the health and safety of the occupants of the Property regardless of the source of origination; (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Holder harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under Paragraph 3 of the Mortgage and/or the Environmental Certificate and Indemnity Agreement of even date herewith, executed by Maker. The Maker shall not be liable hereunder if the Property became contaminated subsequent to Holder's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the Mortgage, provided that such transferee assumes all obligations pertaining to Hazardous Materials (as defined in the Mortgage) pursuant to the Loan Documents. Liability under this section shall extend beyond repayment of this Note and compliance with the terms of the Mortgage unless at such time Maker provides Holder an environmental assessment report acceptable to Holder showing the Property to be free of hazardous materials and not in violation of hazardous waste laws. The burden of proof under this subparagraph with regard to establishing the date upon which such chemical, material or substance was placed or appeared in, on or under the Property shall be upon Maker.

      (11) the return to Holder of any and all fees paid to Maker by tenants of the Property which fees permit tenants to terminate their leases; and

      (12) obligations under the letter(s) of credit issued for the benefit of Maker and held by Holder, Nationwide Life Insurance Company, an Ohio corporation ("Nationwide"), and/or West Coast Life Insurance company, a California corporation ("West Coast"); provided however, this subparagraph (12) shall not apply to letter(s) of credit issued for the benefit of Holder and shall not obligate Maker to provide letter(s) of credit to Holder, Nationwide and/or West Coast.

      The obligations of Maker in subparagraphs (1) through (12), except as specifically provided in subparagraphs (8) and (10), shall survive the repayment of this Note and satisfaction of the Mortgage. Notwithstanding anything contained herein, Maker shall become personally liable for the entire amount evidenced hereby, including principal, interest and other charges, in the event that Maker violates paragraph 30 or 31 of the Mortgage.

      As used herein, the phrase "reasonable attorneys' fees" shall mean fees charged by attorneys selected by Holder based upon such attorneys' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the Commonwealth of Kentucky.

      As used herein, the term "Prior Note" shall refer to that certain promissory note dated May 6, 1986 by and between Freeman Diversified Real Estate III, L.P., a Delaware limited partnership ("Freeman"), payable to the order of NTS-Plainview Partners, a Kentucky limited partnership ("Plainview Partners"), in the original principal amount of $14,500,000. Such Prior Note was assigned to Holder in connection with the dissolution of Plainview Partners. Maker has heretofore assumed the obligations of Freeman under the Prior Note, in connection with the conveyance by Freeman to Maker of the Property described in the Mortgage. The Prior Note is hereby amended and restated, and this Note is substituted therefor, without incorporating any of the terms and provisions of the Prior Note.

      THE PROVISIONS of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky and, if controlling, by the laws of the United States and shall be binding upon Maker, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Holder, its successors and assigns.

      IN WITNESS WHEREOF, Maker has executed this Note under seal as of the day and year first above written.


                              PLAINVIEW APARTMENTS, L.P., a South Carolina limited partnership

                              BY: DAVIDSON III GP LIMITED PARTNERSHIP, its General Partner

                                    BY:   PLAINVIEW GP, INC., its General
                                          Partner


                                          BY:/s/Robert D. Long, Jr.

                                          TITLE:CAO/Controller